Exhibit 10.85


                             INTERCREDITOR AGREEMENT
                                   (Henschels)


                  INTERCREDITOR AGREEMENT, dated as of November 10, 1999 (the "Agreement"), between IMC MORTGAGE COMPANY, a Florida corporation (the "Company"), GREENWICH STREET CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("GSCP"), GREENWICH FUND, L.P., a Delaware limited partnership, GSCP OFFSHORE FUND, L.P., a Cayman Islands exempted limited partnership, GREENWICH STREET EMPLOYEES FUND, L.P., a Delaware limited partnership, TRV EXECUTIVE FUND, L.P., a Delaware limited partnership (each, including GSCP, a "Facility Lender" and collectively, the "Facility Lenders"), NEAL HENSCHEL ("NH") and Jeffrey M. Henschel ("JH", and together with NH, the "Henschels").

                                    RECITALS

                  A. The Company has entered into a Loan Agreement, dated as of October 12, 1998, amended by Amendment No. 1 thereto, dated as of February 11, 1999 (as the same may be further modified, supplemented or restated from time to time, the "Loan Agreement"), between the Company, as borrower, and the Facility Lenders, pursuant to which the Facility Lenders have extended to the Company loans in the aggregate principal amount of $38,000,000 (the "Loans"), subject to the terms and conditions set forth in the Loan Agreement, which Loans are evidenced by notes and entitled to the benefit of certain guarantees and security provided under certain other documents related to such Loans.

                  B. The Facility Lenders have succeeded by assignment to the Company's debt obligations to BankBoston N.A. (together with the Loans, the "Facility Lender Obligations").

                  C. The Facility Lenders have made certain additional loans to the Company pursuant to Note Purchase and Amendment Agreement No. 6, dated as of October 18, 1999, in the original principal amount of $61,500,000 (the "Facility Lender Advances"), to fund certain monthly delinquent interest servicing advances in respect of the Company's securitizations.

                  D. The Company issued a Promissory Note, dated as of July 1, 1997, in the amount of $12,975,864.30 (as amended and including any additional Promissory Notes delivered pursuant to Section 7 hereof, the "NH Note") to NH, and a Promissory

Note, dated as of July 1, 1997, in the amount of $1,441,762.70 (as amended and including any additional Promissory Notes delivered pursuant to Section 7 hereof, the "JH Note", and, together with the NH Note, the "Notes") to JH, pursuant to which the Company has certain unsecured payment obligations to the Henschels (the "Note Obligations").

                  E. The Company has entered into an Asset Purchase Agreement, dated as of July 13, 1999, as amended by Amendment No. 1 thereto, dated September 7, 1999 and a Delinquency and Servicing Advance Purchase Agreement, dated November _, 1999 (collectively, the "Asset Purchase Agreement"), between the Company and CitiFinancial Mortgage Company, a Delaware corporation ("CMC"), pursuant to which CMC would acquire certain assets and assume certain liabilities of the Company (the "Asset Sale").

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Henschels and the Facility Lenders agree as follows:

                  Section 1. Standstill. (a) The Henschels agree, subject to the terms of this Agreement, that for the Standstill Period, they shall not:

                  (i) file or join in the filing of any involuntary petition in bankruptcy with respect to the Company or its subsidiaries, or initiate or participate in any similar proceedings for the benefit of creditors, including any proceeding for the appointment of a trustee, receiver, conservator or liquidator of the Company or its subsidiaries or any portion of its assets;

                  (ii) seek to collect or enforce by litigation or otherwise, the Note Obligations;

                  (iii)  make  any   demands  for  payment  in  respect  of,  or
         collateral to secure, the Notes or the Note Obligations;

                  (iv) declare a default or event of default under, or exercise or enforce any right or remedy under, or accelerate the maturity of the Notes or any Note Obligation; or

                  (v) seek to attach, sequester or otherwise proceed against any of the assets of the Company.

                  (b) The Standstill Period may be terminated by the Henschels by written notice to the Company, the Facility Lenders and each of the other creditors listed on

Schedule I hereto who currently hold security interests in assets of the Company (the "Other Secured Creditors") at the notice addresses set forth on Schedule I hereto upon the occurrence of any of the following:

                           (i) a failure by the Company to make to the Henschels any required payment in respect of the Notes when due pursuant to
         Section 7 hereof, or a failure by the Company to make payments to the Facility Lenders in accordance with the terms of the Other
         Intercreditor Agreements (as defined below), in each case, which failure continues unremedied for five days;

                           (ii) any intentional fraud or misrepresentation by the Company;

                           (iii) immediately in the event the Facility Lenders or any of the Other Secured Creditors takes any of the actions described in Section 1(a) of the Other Intercreditor Agreements or terminates the "standstill period" (as such term is defined in each Other Intercreditor Agreement) pursuant to Section 1(b) of any Other Intercreditor Agreement, in each case whether or not it shall have given notice of termination of the standstill period;

                  (c)  The  Standstill  Period  shall  terminate   automatically
without notice or other action by any the Henschels or the Facility Lenders upon the occurrence of any of the following:

                           (i) the Company shall consent to the  appointment of
         or  taking   possession   by  a   receiver,   assignee,   custodian,
         sequestrator, trustee or liquidator (or other similar official) of itself or of a substantial part of its property; or the Company shall admit in writing (to any creditor, governmental authority or judicial court or tribunal) its inability to pay its debts generally as they come due or shall fail generally to pay its debts as they become due, or shall make a general assignment for the benefit of its creditors; or the Company shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization or other relief with respect to itself or its debts under the Federal bankruptcy laws, as now or hereafter constituted or any other applicable Federal or State bankruptcy, insolvency or other similar law, or shall consent to the entry of an order for relief in an involuntary case under any such law; or the Company shall file an answer admitting the material allegations of a petition filed against the Company in any such proceeding, or otherwise seek relief under the provisions of any existing or future Federal or State bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or providing for an arrangement, agreement, composition, extension or adjustment with its creditors; or the Company shall take or publicly announce its intention to take corporate action in furtherance of any of the foregoing; or

                           (ii) an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or of any substantial part of its property, or any substantial part of the property of the Company shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 30 days after the date of entry thereof; or

                           (iii) an involuntary petition against the Company in a proceeding under the Federal bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within 30 days thereafter, or a decree or order for relief in respect of the Company shall be entered by a court of competent jurisdiction in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company, any court of competent jurisdiction shall assume jurisdiction, custody or control of the
         Company  or  of  any   substantial   part  of  its  property  and  such
         jurisdiction,    custody   or   control   shall   remain   in   force
         unrelinquished, unstayed or unterminated for a period of 30 days.

                  Section 2. Subordination. (a) Subject to the other terms and conditions of this Agreement, including, without limitation, those set forth in
Section 7, from and until the expiration of the Standstill Period, the Henschels hereby subordinate any and all claims now or hereafter owing to them by the Company under the Notes to any and all claims of the Facility Lenders and the Other Secured Creditors pursuant to any obligation for borrowed money of, or agreement to lend money to, (or any purchase obligation under a repurchase agreement of) the Company, including, without limitation, interest or other payments paid or accrued after the commencement of any Insolvency Proceeding (the "Obligations"), and payment of or for adequate protection pursuant to any Insolvency Proceeding.

                  (b) Except as set forth in this paragraph (b) and Section 19 hereof, from and until the expiration of the Standstill Period, the Henschels agree not to accept any payment of the Note Obligations nor make any transfer to third parties not party to this Agreement or take any other action designed to secure directly or indirectly from the Company or any other person or entity any payment on account of the Note Obligations, without the express, prior written agreement of the Facility Lenders, and, except as set forth below in this paragraph (b), the Henschels agree to pay over to the Facility Lenders any funds that may be received by them from the Company as a payment on account of the Note
Obligations. Notwithstanding the foregoing, the Henschels shall be entitled to receive and retain their share of any payment made in accordance with Section 7 hereof.

                  (c) Except as otherwise expressly provided in Section 7 hereof and to the extent the same resulted from a payment arising during any period for which the Note Obligations are subordinated pursuant to subsection (a) hereof, in the event of any payment, distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property, assets or business of the Company or any of its subsidiaries, or the proceeds thereof, or any securities of the Company, to the Henschels, by reason of any liquidation, dissolution or other winding up of the Company or its business or by reason of any sale or any insolvency, receivership, bankruptcy, dissolution, liquidation, or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against the Company, under any bankruptcy or insolvency law or laws, Federal or state, relating to the relief of debtors of any jurisdiction, whether now or hereafter in effect, and in any out-of-court composition, assignment for the benefit of any creditor, readjustment of indebtedness, reorganization, extension or other debt arrangement of any kind (collectively, "Insolvency Proceeding"), then any such payment or distribution of any kind or character, whether in cash, property or securities, which, but for the subordination provisions of this
Section 2, would otherwise be payable or deliverable upon or in respect of the Note Obligations, shall instead be paid over or delivered directly to the Facility Lenders, for application to the payment of the Obligations, to the extent necessary to make payment of the Obligations remaining unpaid after giving effect to any concurrent payment or distribution to the Facility Lenders.

                  (d) Nothing contained in this Agreement shall alter or impair the Henschels' rights under the Notes or the Note Obligations from and after the termination of the Standstill Period in accordance herewith or be interpreted to mean that the Henschels have any obligation under the Notes or the Note Obligations or otherwise to return any proceeds received in respect of the Notes or the Note Obligations to the Company or any subsidiary of the Company, except as expressly provided herein.

                  Section 3. Turnover of Prohibited Transfers. If any payment, distribution or security, or the proceeds thereof, are received by the Henschels on account of or with respect to any of the Note Obligations other than as expressly permitted herein, the Henschels shall forthwith deliver same to the Facility Lenders in the form received (except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to the Facility Lenders) for application to the Obligations or, at the Facility Lenders' option, the Henschels shall pay to the Facility Lenders the amount thereof on demand. The Facility Lenders are irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment, distribution or security shall be held by the Henschels in trust for the Facility Lenders, and, if the Henschels knew or reasonably should have known that any such receipts should be held in trust pursuant hereto, shall not be commingled with other funds or property of the Henschels, and upon request the Henschels promptly shall pay such funds over to the Facility Lenders pursuant to the first sentence of this Section 3.

                  Section 4. Waiver of Marshaling. The Henschels agree that the Facility Lenders shall have no obligation to marshal any part of the assets of the Company or any other property, instruments, documents, agreements or guaranties before enforcing their rights against any assets of the Company. Accordingly, the parties hereto agree that the Facility Lenders may liquidate the assets of the Company in any order in their sole discretion.

                  Section 5. No Contest of Security Interests. During the Standstill Period, the Henschels shall not contest the validity, perfection or enforceability of any security interest granted to the Facility Lenders or the Other Secured Creditors by (or any purchase subject to a repurchase obligation of) the Company, or any payment on the Obligations or the allowance of the Obligations as a senior secured claim, and the Henschels agree to cooperate in the defense of any action contesting the validity, perfection or enforceability of such liens or security interests or such payment or allowance. Nothing in this Agreement shall be construed as in any way limiting a party's right to enforce the order of priorities of debts set forth herein as against any other person or entity.

                  Section 6. Subordination Not Affected, Etc. Nothing in this Agreement shall be construed as affecting or in any way limiting the extension of any new or additional financial accommodation by the Facility Lenders and the Other Secured Creditors to the Company and the terms and conditions hereof shall apply to such new and additional financial accommodations. Notwithstanding the preceding sentence or anything contained in this Agreement to the contrary, none of the provisions of this Agreement shall be deemed or construed to constitute a commitment or an obligation on the part of the Facility Lenders or any Other Secured Creditors to make any future loans, advances or other extensions of credit or financial accommodation to the Company. The Henschels understand and agree that all accrued interest, charges, expenses, attorneys' fees and other liabilities and obligations under the Loan Agreement and related documents and any agreement of the Company to borrow money from the Other Secured Creditors shall constitute part of the Obligations, and nothing in this Agreement shall be construed as affecting or in any way limiting any indulgence granted by the Facility Lenders or any Other Secured Creditors with respect to any existing financial accommodation to the Company. The subordinations effected hereby shall not be affected by (a) any amendment of or any addition of or supplement to any instrument, document or agreement relating to the Obligations, (b) any exercise or non-exercise of any right, power or remedy under or in respect of the Obligations or any instrument, document or agreement relating thereto, (c) the release, sale, exchange or surrender, in whole or in part, of any part of any collateral (or of property subject to repurchase obligation) to which the Facility Lenders or any Other Secured Creditors may become entitled, (d) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect of the Obligations or any instrument, document or agreement relating thereto or any security therefor or pledge or guaranty thereof, whether or not the Henschels shall have had notice or knowledge of any of the foregoing and regardless of whether the Henschels shall have consented or objected thereto. Any provision of any document, instrument or agreement evidencing, or otherwise relating to the Note Obligations purporting to limit or restrict in any way the Company's ability to enter into any agreement with the Facility Lenders and the Other Secured Creditors to amend or modify any document, instrument or agreement evidencing, securing or otherwise relating to the Obligations shall be deemed of no force or effect.

                  Section 7. Principal and Interest Payments. (a) Upon consummation of the Asset Sale and simultaneously upon payment by the Company to the Facility Lenders of such monies other than Excepted Proceeds, the Facility Lenders shall pay to the Henschels 10% of the first $7.5 million of the Facility Lender Asset Sale Proceeds and 5% of the Facility Lender Asset Sale Proceeds in excess of $7.5 million up to a maximum aggregate amount to be paid to the Henschels hereunder of $1.25 million; provided that the Facility Lenders shall pay Henschels not less than $600,000 from the Facility Lender Asset Sale Proceeds (the "Minimum Payment"), in each case to be applied first to repayment of any accrued and unpaid interest owed to the Henschels on the Note Obligations and then to the principal of the Note Obligations under the Notes.

                  (b) The Notes are hereby amended so that the Company shall pay monthly in arrears on the first business day of each month, commencing December 1, 1999, interest at the rate of 10% per annum on the then outstanding principal balance (including interest which has been capitalized) due under the Notes. As of the date hereof, prior to the capitalization of interest and expenses, the outstanding principal balance under the NH Note is $11,615,221.80 and under the JH Note is $1,290,580.20. As of November 12, 1999, the outstanding accrued and unpaid interest under the NH Note equals $177,081.28 and under the JH Note equals $19,675.70 which interest shall be capitalized as of November 12, 1999. As of November 12, 1999, the outstanding expenses related to the NH Note are $150,750.00 and related to the JH Note are $16,750.00 which expenses shall be capitalized as of the date hereof. As of November 12, 1999, including the capitalization of interest and expenses, the outstanding principal balance under the NH Note equals $11,943,053.08 and under the JH Note equals $1,327,005.90. All accrued and unpaid interest and capitalized expenses shall be payable in kind by delivery of additional Notes, and any interest so paid in kind shall then be considered outstanding principal due under the Notes for all purposes herein.

                  (c) Until such time as the Note Obligations shall have been paid in full and simultaneously upon payment by the Company to the Facility Lenders of such monies other than Excepted Proceeds, the Facility Lenders shall pay to the Henschels the following amounts: (i) 3% of all Facility Lender Residual Proceeds until such time as total Facility Lender Receipts equal $104 million; (ii) 7.5% of all Facility Lender Residual Proceeds during such time as total Facility Lender Receipts are between $104 million and $144 million; and
(iii) 20% of all Facility Lender Residual Proceeds after such time as total Facility Lender Receipts are in excess of $144 million. All such payments to the Henschels shall be applied first to accrued and unpaid interest owed to the Henschels on the Note Obligations and then to repayment of principal on the Note Obligations under the Notes.

                  (d) The Company shall not sell any Residuals unless, contemporaneously with such sale, the Company shall make any payment to the Facility Lenders that is contemplated by the Other Intercreditor Agreements, and simultaneously with any such payment from the Company, the Facility Lenders shall make payment on the Note Obligations in respect of the Facility Lender Residual Proceeds generated by the sale of such Residuals as required by Section 7(b) and 7(c) above. In addition, the Facility Lenders agree that they shall not cause or permit to occur a sale of Residuals to themselves or any of their affiliates for a purchase price equal to less than the fair market value of such Residuals. For purposes of the preceding sentence only, the fair market value of such Residuals may be determined by third party bids for such Residuals or by an independent appraisal.

                  (e) Upon reasonable request of the Henschels, the Facility Lenders will provide the Henschels with information as to the amount of Excepted Proceeds due to them at such time. The Company shall provide to the Henschels the Monthly Statement (as such term is defined in the Other Intercreditor Agreements) and any other information that the Company provides to the Other Secured Creditors.

                  (f) The Company or the Facility Lenders shall pay amounts due pursuant to this Agreement to each of NH or JH as notified in writing in advance by either NH or JH, such notification to be conclusive and binding on both NH and JH regardless of whether NH or JH provides such notice.

                  Section 8.  Certain Definitions.

                  "Asset Sale" has the meaning specified in the recitals.

                  "Common Stock" means the Company's common stock, par value $0.001 per share.

                  "Company" has the meaning specified in the recitals.

                  "Excepted Proceeds" means any payments received by the Facility Lenders in respect of (i) principal and accrued interest with respect to Facility Lender Advances, (ii) Expense Reimbursements, (iii) Surety Bond Payments or (iv) the Henschel Make-up Amount.

                  "Expense Reimbursements" means any payments received by the Facility Lenders in respect of (i) the payment or reimbursement from time to time of expenses, including reasonable attorneys' fees and disbursements, payable to the Facility Lenders pursuant to the Facility Lender Obligations as in effect on the date hereof, and (ii) a $1,000,000 fee to be paid to the Facility Lenders out of the proceeds of the Asset Sale.

                  "Facility Lender Advances" has the meaning specified in the recitals.

                  "Facility Lender Asset Sale Proceeds" means any proceeds from the Asset Sale paid to the Facility Lenders, except for the Excepted Proceeds, for application to payment of the Facility Lender Obligations and the Note Obligations as contemplated by the Other Intercreditor Agreements; for the avoidance of doubt, Facility Lender Asset Sale Proceeds shall include any distributions to the Facility Lenders pursuant to the Securitization Escrow Agreement, the Tax Escrow Agreement or the NLC Escrow Agreement (as such terms are defined in the Other Intercreditor Agreements).

                  "Facility Lender Receipts" means the amount paid to the Facility Lenders in respect of the Facility Lender Asset Sale Proceeds or the Facility Lender Residual Proceeds.

                  "Facility Lender Residual Proceeds" means all proceeds of distribution on or liquidation of Residuals and other assets of the Company or other monies paid to the Facility Lenders pursuant to the Other Intercreditor Agreements or otherwise, except in each case for the Excepted Proceeds, and excluding any Facility Lender Asset Sale Proceeds.

                  "Facility Lenders" has the meaning specified in the recitals.

                  "Henschel Make-up Amount" shall mean an amount equal to the product of (i) 75% and (ii) the excess if any of (A) $600,000 over (B) the amount the Henschels would have received pursuant to Section 7(a) hereof if the Facility Lenders had no obligation to pay the Minimum Payment.

                  "Insolvency Proceeding" has the meaning specified in Section 2(c).

                  "Obligations" has the meaning specified in Section 2(a).

                  "Other Intercreditor Agreements" means, collectively: (i) the Second Amended and Restated Intercreditor Agreement, dated as of November 10,
1999, between the Company, the Facility Lenders and Paine Webber Real Estate Securities Inc.; (ii) the Second Amended and Restated Intercreditor Agreement, dated as of November 10, 1999, between the Company, the Facility Lenders, Bear Stearns Home Equity Trust, Bear, Stearns International Limited and certain other parties enumerated therein; and (iii) the Second Amended and Restated Intercreditor Agreement, dated as of November 10, 1999, between the Company, the Facility Lenders and German American Capital Corporation.

                  "Residual" means any residual, subordinated or interest strip class of asset-backed security (i) issued in connection with a securitization in which any creditor of the Company or its designee acted as lead or co-lead underwriter or placement agent and (ii) pledged or sold, subject to repurchase obligation, by the Company and its subsidiaries and accepted by such creditor in connection with the financing of such security.

                  "Standstill Period" means a period ending on the first to occur of (i) the repayment in full of all Note Obligations, or (ii) termination of the Standstill Period in accordance with Section 1(b) hereof.

                  "Surety Bond Payments" means any payments pursuant to the Reimbursement Agreement, dated as of May 20, 1999 (as the same may be amended, the "Reimbursement Agreement"), among the Company, and GSCP, providing for reimbursement of amounts paid pursuant to certain indemnification obligations undertaken by GSCP in favor of issuers of surety bonds issued on behalf of the Company and its subsidiaries.

                  Section 9. Acknowledgment of Obligations. The Company acknowledges that its obligations under the Notes and the Note Obligations remain in full force and effect, and that the Company has no defenses, counterclaims or offsets to its obligations under the Notes and the Note Obligations. The Company hereby waives the application of the automatic stay in any bankruptcy proceeding in respect of the Notes and the Note Obligations provided that the foregoing shall not be construed to modify the provisions of Sections 2 hereof. This document shall not constitute a waiver, amendment or modification of the Notes and the Note Obligations except as expressly provided herein and shall not be construed as a waiver or consent to any future action on the part of the Company that would require a waiver or consent of the Henschels or the Facility Lenders, respectively, except to the extent expressly provided herein. The Company and each subsidiary hereby releases the Henschels, their respective officers, directors and participants from any and all claims in respect of the Notes and in respect of actions taken or not taken in connection therewith on or prior to the date of execution and delivery hereof, excluding, however, any obligation under any agreement by such person for the payment of money, return of property or any contractual obligations. Effective upon the closing of the Asset Sale and the receipt by the Henschels of the payments to be received hereunder from the proceeds of the Asset Sale, the Henschels hereby releases the executive officers and the directors of the Company from any and all claims in respect of the Notes and in respect of the actions taken or not taken in connection therewith on or prior to the date of execution and delivery hereof, excluding, however, any obligations under any agreement by such person for the payment of money, return of property or any contractual obligations, and also excluding any claims in respect of fraud or intentional misconduct.

                  Section 10. Notices (a) The Company shall give the Henschels and the Facility Lenders prompt written notice of any event that would permit termination of the Standstill Period pursuant to Section 1(b) hereof.

                  (b) The Company shall give the Henschels prompt written notice of the consummation of the Asset Sale and any amendment of the Reimbursement Agreement.

                  Section 11. Waiver of Stay. The Company hereby waives the application of the automatic stay in any bankruptcy proceeding in respect of the obligations under the Loan Agreement, and the Company and each creditor consents to the modification of the stay to permit the exercise by the Facility Lenders, the Other Secured Creditors or the Henschels of their rights in respect of the assets of the Company, provided that the foregoing shall not be construed to modify the provisions of Sections 2 to 6 hereof.

                  Section 12. Amendments, Etc. No amendment, modification, supplement, termination, consent or waiver of this Agreement or any term or provision of this Agreement shall be effective and binding unless in writing and signed by the Henschels, the Company, Facility Lenders and the Other Secured Creditors. Any such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

                  Section 13. Severability. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

                  Section 15. GOVERNING LAW; VENUE AND JURISDICTION. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT HEREOF AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF. EACH OF THE PARTIES HERETO SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF, AND AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT MAY BE TRIED AND LITIGATED IN FEDERAL OR, IN THE ABSENCE OF FEDERAL SUBJECT MATTER JURISDICTION, STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK UNLESS SUCH ACTIONS OR PROCEEDINGS ARE REQUIRED TO BE BROUGHT IN ANOTHER COURT TO OBTAIN SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF THE PARTIES WAIVES, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE IN ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THE IMMEDIATELY PRECEDING SENTENCE. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST SUCH PARTY MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED IN SECTION 16.

                  Section 16. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party by facsimile transmission or by hand delivery at the following address or facsimile number, or such other address or facsimile number as such party may hereafter specify for the purpose by notice to each other party. (a) If to the Facility Lenders, Greenwich Street Capital Partners II, L.P., c/o Greenwich Street Capital Partners, Inc., 388 Greenwich Street, New York, New York 10013, Attn.: Sanjay Patel; Tel: (212) 826-1149, Fax: (212) 816-0166; with a copy to  Debevoise & Plimpton,  875 Third  Avenue,  New York,  New York 10022,
Attn.: Steven Ostner, Esq., Tel: (212) 909-6000,  Fax: (212) 909-6836; (b) if to
the Company, IMC Mortgage Company,  5901 E. Fowler Avenue, Tampa, Florida 33617,
Attn.:  President,  Tel: (813)  984-2533,  Fax: (813)  984-2593;  with a copy to
Mitchell W. Legler, 300A Wharfside Way, Jacksonville, Florida 32207; and (c) and if to the Henschels: 700 West Hillsboro Boulevard, Building One, Suite 204, Deerfield Park, FL 33441, Tel.: (800) 950-3314 ext. 1101, Fax: (954) 420-5470;
with a copy to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, 20th Floor, New York, New York 10022, Attn.: Steven M. Pesner, P.C., Tel: (212)
407-3070;   Fax:   (212)   872-1002.   Each
such notice, request or other communication shall be effective when sent by facsimile transmission to the facsimile number or when delivered by hand to the address specified in this Section, provided that a facsimile transmission shall be deemed to have been sent only so long as the transmitting machine has provided an electronic confirmation of such transmission.

                  Section 17. Binding Effect; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, including any successor of the Company by merger or any entity which purchases all or substantially all of the assets of the Company (other than pursuant to the Asset Sale), and, solely in respect to Section 12 hereof, to each of the Other Secured Creditors, each of which (in respect of such Section 12 hereof) is an intended third-party beneficiary hereof.

                  Section 18. Counterparts; Section Headings. This Agreement may be executed in any number of counterparts, each of which is an original, but all of which together constitute but one instrument. Except as otherwise indicated, references herein to any "Section" means a "Section" of this Agreement, and the section headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

                  Section 19. Assignment. The Henschels may sell, assign, participate or otherwise transfer or dispose of all or any portion of the Notes or the Note Obligations to any person or entity, subject to the prior written consent of the Facility Lenders (the "Facility Lender Consent"), which consent shall not be unreasonably withheld, and provided that any such person or entity shall have assumed and agreed to be bound by the terms hereof by written instrument in form reasonably satisfactory to the Company and the Facility Lenders; provided further that, in the case of any transfer to an immediate family member of the Henschels or a trust for the benefit of the immediate family members of the Henschels, written confirmation from the Facility Lenders and the Company that such person or entity has assumed and agreed to be bound by the terms hereof by written instrument in form reasonably satisfactory to the Company and the Facility Lenders shall constitute the Facility Lender Consent.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                    IMC MORTGAGE COMPANY


                                    By: /s/
                                       -----------------------------------
                                    Name:
                                    Title:


                                    NEAL HENSCHEL


                                    By: /s/
                                       -----------------------------------


                                    JEFFREY M. HENSCHEL


                                    By: /s/
                                       -----------------------------------


                                    GREENWICH STREET CAPITAL PARTNERS II, L.P.
                                    GSCP OFFSHORE FUND, L.P.
                                    GREENWICH FUND, L.P.
                                    GREENWICH STREET EMPLOYEES FUND, L.P.
                                    TRV EXECUTIVE FUND, L.P.

                                    By: GREENWICH STREET INVESTMENTS II,
                                        L.L.C., their General Partner


                                        By: /s/
                                           -----------------------------------
                                           Name:
                                           Title: Managing Member

                   Notice Address for Other Secured Creditors

Bear, Stearns & Co., Inc.
if to Bear, Stearns: Bear Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attn: Philip M. Cedar, Tel.: (212) 272-6768, Fax: (212) 272-4933 and
Paul  Friedman,  Tel.:  (212)  272-3516,  Fax: (212)  272-6550,  with a copy to;
Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attn. Barry J. Dichter, Esq., Tel.: (212) 504-6000, Fax: (212) 504-6666;


Deutsche Lenders
if to German American Corporation, to: German American Capital Corporation, 31 West 52nd Street, New York, New York 10019, Attn.: Vijay Radhakishun, Tel.:
(212)  469-8925,  Fax: (212)  469-5923,  with a copy to:  Deutsche Bank A.G., as agent, 31 West 52nd Street, New York, New York 10019, Attn.: Greg Amoroso, Tel.:
(212) 469-3987,  Fax: (212) 469-5160,  and Richard Uhlig,  Tel.: (212) 469-7730,
Fax: (212) 469-5103; and in either case described in clause (i) or (ii) above; with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attn.: Karen Gelernt, Esq., Tel: (212) 504-6000, Fax: (212) 504-6666


Paine Webber
if to Paine Webber, to: PaineWebber Real Estate Securities, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attn.: George Mangiaracina, Tel: (212) 713-3734, Fax: (212) 265-3881; with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attn.: Michael S. Gambro, Esq., Tel:
(212) 504-6825; Fax: (212) 504-6666


BankBoston Facility
if to the Facility Lenders, as successors in interest to BankBoston, to: the address provided for notice to the Facility Lenders pursuant to Section 16 of the foregoing Agreement